UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 and under the heading “Reverse Stock Split” in Item 8.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 23, 2013, Jacksonville Bancorp, Inc. (the “Company”) filed an amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation, as amended, to be effective at 12:01 a.m. Eastern Time on October 24, 2013 (the “Effective Time”), to (i) effect a 1-for-20 reverse split of the outstanding shares of its common stock and nonvoting common stock (the “Reverse Split”), and (ii) proportionately reduce the number of authorized shares of its common stock and nonvoting common stock to (A) 20 million shares of common stock, par value $0.01 per share, and (B) 5 million shares of nonvoting common stock, par value $0.01 per share. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

Reverse Stock Split

 As a result of the Reverse Split described in Item 5.03 above, at the Effective Time (i) each 20 shares of common stock issued and outstanding immediately prior to the Effective Time will automatically combine into one (1) new share of common stock, and (ii) each 20 shares of nonvoting common stock issued and outstanding immediately prior to the Effective Time will automatically combine into one (1) new share of nonvoting common stock. No fractional shares will be issued as a result of the Reverse Split; any fractional shares that would have resulted from the Reverse Split will be rounded up to the nearest whole share. With the exception of any effect due to the rounding for fractional shares, each of the Company’s shareholders will hold the same percentage of common stock and nonvoting common stock immediately following the Effective Time as such shareholder held immediately prior to the Effective Time.

The Company’s common stock, which currently trades on the Nasdaq Stock Market, is expected to trade on the Nasdaq Stock Market on a post-split basis when the market opens on October 24, 2013. The post-split common stock will continue to trade under the symbol “JAXB.” The new CUSIP number for the common stock following the Reverse Split is 469249 205.

On October 23, 2013, the Company issued a press release announcing the Effective Time of the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Registration Statements

The Registrant currently has on file with the Securities and Exchange Commission (i) two Registration Statements on Form S-3 (File Nos. 333-171155 and 333-186556) that relate to the resale of shares of common stock and/or nonvoting common stock that may be offered for sale from time to time by the selling shareholders named in the prospectuses included as part of such registration statements, and (ii) six Registration Statements on Form S-8 (File Nos. 333-90609, 333-108330, 333-108331, 333-153286, 333-171024 and 333-186814) that register shares of common stock to be issued to the Company’s directors, officers and/or employees under its compensation plans.

This current report is automatically incorporated by reference into each of the registration statements listed above, thereby amending each of them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of common stock and/or nonvoting common stock deemed to be covered by each of such registration statements is proportionately reduced to give effect to the Reverse Split at the Reverse Split ratio of 1-for-20.

Forward Looking Statements

Certain statements included herein, other than historical information, are forward-looking statements within the meaning of federal securities laws and involve risks, assumptions and uncertainties which are difficult to predict and often beyond the Company’s control. The risks, uncertainties and factors affecting actual results include but are not limited to the successful implementation of the reverse stock split and the trading of the post-split shares of common stock on Nasdaq. The Company’s actual results may differ significantly from the results discussed in forward-looking statements.  Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Additional information regarding risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 9.01 Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc., effective as of October 24, 2013.
99.1	Press release dated October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name: Title:	Valerie A. Kendall Executive Vice President & Chief Financial Officer

Date:	October 23, 2013

Exhibit Index

Exhibit No.	Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc., effective as of October 24, 2013.
99.1	Press release dated October 23, 2013.